UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02210

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 25, 2023, upon the recommendation of the Compensation, Nomination, and Corporate Governance Committee of the Board of Directors (the “Board”) of Monte Rosa Therapeutics, Inc. (the “Company”), the Board appointed Anthony M. Manning, Ph.D. to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from eight (8) to nine (9) directors. Dr. Manning will serve as a Class II director until his term expires at the 2026 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Manning is independent under the listing standards of Nasdaq. The compositions of the Compensation, Nomination, and Corporate Governance Committee and Audit Committee remain unchanged.

Dr. Manning serves as a Board Director for Palatin Technologies, Founder and Chair of the non-profit Institute for Biomedical Entrepreneurship, and Scientific Advisor for several companies. Most recently, Dr. Manning was Chief Scientific Officer at Momenta Pharmaceuticals, where he built a pipeline of first-in-class therapeutics for the treatment of autoantibody-driven diseases. Momenta was acquired by Johnson & Johnson Corporation in 2020 for $6.5 billion. Prior to Momenta, Dr. Manning led research and drug discovery efforts at Roche Pharmaceuticals, Pharmacia Corp., Biogen Idec, and several early-stage biotechnology companies. Dr. Manning has contributed more than 120 scientific publications and patents in the fields of autoimmune diseases, novel therapeutics, and drug discovery.

As a non-employee director, Dr. Manning will receive cash compensation and an equity award for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy. Dr. Manning is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Manning and any other persons pursuant to which he was selected as a director. In addition, Dr. Manning has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: July 26, 2023	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer